EXHIBIT 21.1
SUBSIDIARIES OF PROASSURANCE CORPORATION
PRA Professional Liability Group, Inc. (Delaware)
    ProAssurance Indemnity Company, Inc. (Alabama)
        ProAssurance American Mutual, A Risk Retention Group (District of Columbia)(1)
    ProAssurance Casualty Company (Michigan)
    ProAssurance Specialty Insurance Company (Vermont)(2)
    ProAssurance Insurance Company of America (Illinois)
    IAO, Inc. (Alabama)
PRA Group Holdings, Inc. (Delaware)
    PRA Services Corporation (Michigan)
    Medmarc Casualty Insurance Company (Vermont)
        Hamilton Resources Corporation (Delaware)
    PRACCL Ltd. (United Kingdom)
        PRA Corporate Capital Ltd. (United Kingdom)
ProAssurance Group Services Corporation (Alabama)
Eastern Insurance Holdings, Inc. (Pennsylvania)
    Eastern Re Ltd, S.P.C. (Cayman Islands)
    Inova Re Ltd, S.P.C. (Cayman Islands)
    Eastern Advantage Assurance Company (Pennsylvania)
    Allied Eastern Indemnity Company (Pennsylvania)
    Eastern Alliance Insurance Company (Pennsylvania)
NORCAL Insurance Company (California)(3)
NORCAL Specialty Insurance Company (Texas)
Florida Doctors Holding Company, LLC (Florida)
FD Insurance Company (Florida)
Insurance Company Managers, LLC (Florida)
FLDIC Practice Solutions, LLC (Florida)
NORCAL Specialty Insurance Services, LLC (Delaware)
NORCAL Management Company (California)
PPM Insurance Services, Inc. (Missouri)
Preferred Physicians Medical Risk Retention Group, a Mutual Insurance Company (Missouri)(4)
Medicus Insurance Holdings, Inc. (Delaware)
Medicus Insurance Company (Texas)
NORCAL Risk Purchasing Group, Inc. (Texas)

(1) Organized on January 1, 2015 by PRA Indemnity. PRA Indemnity provides all necessary services for the RRG through program management and captive management agreements and is the primary capital provider through a $10 million surplus note. PRA Indemnity also reinsures 95% of the RRG's business through a quota share reinsurance agreement.
(2) Effective December 31, 2021, ProAssurance Specialty Insurance Company, Inc. merged with and into Noetic Specialty Insurance Company and Noetic was renamed ProAssurance Specialty Insurance Company.
(3) All NORCAL companies were acquired as part of ProAssurance's acquisition of NORCAL on May 5, 2021.
(4) PPM Insurance Services, Inc. provides all necessary services for Preferred Physicians Medical Risk Retention Group, a Mutual Insurance Company (PPM). NORCAL Insurance Company holds a $5 million surplus note and reinsures 100% of PPM's business through a quota shrae reinsurance agreement.